Exhibit 23.9

CONSENT OF DAVID RICHERS

The undersigned, David Richers, hereby states as follows:

I, David Richers, assisted with the preparation of the ““NI 43-101 Technical Report, Mt. Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” effective date May 29, 2013, issue date June 28, 2013 (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-196527, 333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the Technical Report and the reference to my name as set forth above in the Form 10-K.

Date: March 3, 2015	By:	/s/ David Richers

Name: David Richers